EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

NAME: JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 Wilshire Blvd., #1110, Beverly Hills, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: Western Sizzlin Corp. (WEST)

DATE OF EVENT REQUIRING STATEMENT: February 25, 2009

SIGNATURE:        /s/ Jonathan Dash
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                                          JONATHAN DASH